SBP·MS-65530-0016
Amendment No. 14

AMENDMENT 14
TO
SPECIAL BUSINESS PROVISIONS SBP-MS-65530-0016
BETWEEN
THE BOEING COMPANY
AND
SPIRIT AEROSYSTEMS, INC.

This Amendment ("Amendment”) to Special Business Provisions SBP-MS-65530-0016 is entered into as of April 21, 2015 between Spirit AeroSystems, Inc., a Delaware corporation, with its principal office in Wichita, Kansas ("Seller") and The Boeing Company, a Delaware Corporation ("Boeing"). Hereinafter, the Seller and Boeing may be referred to jointly as "Parties" hereto. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the SBP (as defined below).

Now, therefore, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

RECITALS

A. The Parties have entered into an agreement SBP-MS-65530-0016 ("SBP"), GTA-BCA-
65530-0016 ("GTA") and AA-65530-0016 (AA) (together with all attachments and amendments thereto, the "Sustaining Contract”) for Seller to provide Products for certain current model Aircraft.

B. Seller currently supplies Products to Boeing under the Sustaining Contract in support of the
737 model aircraft.

C. Boeing is seeking to develop, design and manufacture an aircraft currently designated as the 737 MAX to be sold under the 737-7, 737-8 and 737-9 designations (the "737 MAX Program", or "737 MAX''), and in connection therewith, the Parties have entered into a Memorandum of Agreement: 737 MAX Non-Recurring Agreement, dated April 7, 2014 (the "737 MAX MOA").

D. Pursuant to the 737 MAX MOA, the Parties agreed to the transfer of the Titainium Inner Wall from Seller to Boeing on September 4, 2014 under the terms of which the Parties added Attachment 25 into the Sustaining Contract at Amendment 9.

E. The Parties desire to modify Seller’s scope of work for the 737 MAX Titanium Inner Wall to add certain responsibility for Seller to perform thermal analysis, on the terms and conditions set forth herein.

737 MAX Ti Inner Wall Amendment 14                             Spirit AeroSystems, Inc.

Initials:

1

SBP-MS-65530-0016
Amendment No. 14

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment of the SBP. The SBP is hereby amended to include the following:

a. Section 1.2 is hereby added to the SSP as follows:

1.2     737 MAX Titanium Inner Wall Thermal Analysis

The thermal analysis of the statement of work comprising the Titainium Inner
Wall for the 737 MAX is set forth in Attachment 25 Addendum 1.

b. Attachment 25 Addendum 1, attached hereto as Exhibit A, is hereby added to the
SBP.

2. This agreement may be changed only in writing by authorized representatives of Seller and
Boeing.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this
Agreement as of the date first set forth above.

BOEING	SELLER
THE BOEING COMPANY	SPIRIT AEROSYSTEMS, INC.

Signature: /s/ David Blaylock	Signature: /s/ Ryan Grant

Printed Name: David Blaylock	Printed Name: Ryan Grant
Title: Procurement Agent	Title: Contract Administrator
Date: April 21 2015	Date: April 21, 2015

737 MAX Ti Inner Wall Amendment 14 Spirit AeroSystems, Inc.
Initials.

ATTACHMENT 25, ADDENDUM1

                UPPER BIFURCATION SOW
UPDATE TO 737 MAX TITANIUM INNER-WALL WORK TRANSFER AGREEMENT

RECITALS

A.
Whereas, Boeing and Seller entered into Amendment 9 of SBP-MS- 65530-0016 on September 4, 2014, including Attachment 25 thereto, transferring certain responsibility for the design and production of the Titanium Inner-Wall for the 737 MAX from Seller to Boeing;

B.
Whereas, Boeing now wishes Seller to conduct certain statement of work set out in Section 1.2 below, which was not previously in Seller's scope of work and was not a part of the agreement referenced in recital A of this addendum;

C.
Whereas, Seller has elected to agree to contractually add the statement of work in Section 1.2 below to the terms of the agreement in reference A subject to the terms, conditions and qualifications set forth in this addendum;

D.	In consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.0     APPLICABILITY

1.1
Seller agrees to conduct the statement of work set out in 1.2 below as Follow-On Work as pertains to the Titanium Inner Wall for the 737 MAX Program, subject to the terms and conditions applicable to Follow-On Work in Exhibit A (Attachment 25) to Amendment 9 to the SBP-MS65530-0016, dated September 4, 2014, provided that the statement of work set out in 1.2 below shall not be subject to Changes or other statement of work expansion or modification without the express written agreement of the Seller subsequent to execution of this addendum. Boeing hereby accepts and agrees to such terms and the associated conditions set forth in this Section 1.1, and the Parties hereby agree to incorporate this agreement as an addendum to Attachment 25 of SBP MS65530-0016, with payment provisions as set out in Section 2.5 of Attachment 25. Without affecting the applicability of this addendum, the Parties agree to conform SBP MS65530-0016 so that this addendum is subsequently reflected in the body of Attachment 25. The scope of this addendum pertains solely to the statement of work set out in Section 1.2 directly below. This addendum will become effective on the last date of execution of the Parties below. In the event of a conflict between SBP-MS65530-
0016 (including the remainder of Attachment 25) and this addendum, this addendum will control.

1.2     The statement of work is defined as follows:

Boeing will deliver the modified Left Hand inner wall half only.bdf (Bulk Data File) with the new panel version geometry and property cards to Spirit. Upon delivery of the Bulk Data File Spirit will begin integrating this data into the Inner Wall Grounded Finite Element Model (GFEM). This hybrid GFEM will be converted by Spirit into a thermal Finite Element Model (FEM) and delivered to the Spirit thermal analysis group for further conditioning and execution. Spirit will continue to update the structural FEM, create pressure maps, load case cards, and check runs while the updated thermal input data is being created.

A. The Spirit thermal analysis group will transform the structural model into the standard format thermal model by converting nodes and elements, assigning material properties, creating thermal conductors, and assigning temperature conductors. Spirit will also conduct Hot day, standard day, and cold day runs, in addition to fan cowl undetected leak runs, and Thrust Reverser undetected leak runs will be processed. Also, Burst Duct and Fire Flight missions will be performed by Spirit for multiple configurations.

Once complete, the Spirit generated thermal input data will be sent back to the Spirit FEM team where it will be mapped onto the structural model. The FEM can then be run and will begin generating output data. This analysis is to be completed based upon the loads and boundary conditions received from Boeing as of 12/10/2014

B. The Spirit thermal analysis group will deliver a coordination sheet that will include results for normal flight missions, burst flight missions and fire flight missions. Color temperature maps for the bifurcation radius area and upper compression pads will be provided in the coordination sheet. A list of the Stress electronic temperature map (.tmpr files) will also be in the Spirit generated coordination sheet. All requested data will be provided by Spirit to Boeing, via Message Courier.

The Spirit structural FEM Group will deliver the completed GFEM.bdf and run files, including the temperature loads files to Boeing, along with the results files. These end deliverables provided by Spirit will be considered final and complete. Due to the large amount of data to transfer back to Boeing, both companies will need to come up with an acceptable data transfer solution.

C This work, including all Spirit deliverables, is to be completed by May 18, 2015 or sooner.

1.3	If additional support is requested, Spirit will consider this work based upon an evaluation of resources and schedule and based upon similar guidelines as those outlined in this addendum.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement as of the date below.

BOEING	SELLER
THE BOEING COMPANY	SPIRIT AEROSYSTEMS, INC.

Signature: /s/ David Blaylock	Signature: /s/ Ryan Grant

Printed Name: David Blaylock	Printed Name: Ryan Grant
Title: Procurement Agent	Title: Contract Administrator
Date: April 21, 2015	Date: April 21, 2015